EXHIBIT 20.1




OAKWOOD MORTGAGE INVESTORS, INC. 1997-A            REPORT DATE:  October 8, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER               POOL REPORT # 8
REMITTANCE REPORT                                  Page 1 of 6
REPORTING MONTH:                       Sep-97


                      Scheduled Principal Balance of Contracts
--------------------------------------------------------------------------------

Beginning                                                            Ending
Principal       Scheduled    Prepaid      Liquidated  Contracts      Principal
Balance         Principal    Principal    Principal   Repurchased    Balance
--------------------------------------------------------------------------------


176,665,773.81 (277,275.69) (805,309.32) (371,091.15)    0.00     175,212,097.65
================================================================================




  Scheduled                   Scheduled                               Amount
  Gross          Servicing    Pass Thru    Liquidation   Reserve      Available for   Limited     Total
  Interest       Fee          Interest     Proceeds      Fund Draw    Distribution    Guarantee   Distribution
--------------------------------------------------------------------------------------------------------------

 1,554,001.82   147,221.48   1,406,780.34  271,597.56      0.00       2,908,184.39      0.00       2,908,184.39
===============================================================================================================




Class A-6 Liquidity Account
        Beginning                              Investment    Balance Before    Reserve   Reserve      Balance After
         Balance           Deposits  Distrib.   Interest  Current Distribution Fund Draw Fund Deposit Current Distribution  Excess
------------------------------------------------------------------------------------------------------------------------------------
       302,924.86            0.00   -1,255.73   1,210.43       302,879.56         0.00     0.00          302,879.56        1,210.43
====================================================================================================================================

Class B-1 Liquidity Account
        Beginning                              Investment    Balance Before    Reserve   Reserve      Balance After
         Balance           Deposits  Distrib.   Interest  Current Distribution Fund Draw Fund Deposit Current Distribution  Excess
------------------------------------------------------------------------------------------------------------------------------------
       328,902.66            0.00   -1,363.41   1,314.24       328,853.49         0.00     0.00          328,853.49        1,314.24
====================================================================================================================================






   Reserve Fund Required Balance
---------------------------------------
Before Current      After Current
Distribution        Distribution
---------------------------------------

  301,669.13         301,669.13
=======================================

   Reserve Fund Required Balance
---------------------------------------
Before Current      After Current
Distribution        Distribution
---------------------------------------

  327,539.25         327,539.25
=======================================






                                                       Certificate Account
-----------------------------------------------------------------------------------------------------------------------------------

        Beginning                 Deposits                                         Investment             Ending
         Balance         Principal          Interest         Distributions          Interest              Balance
-----------------------------------------------------------------------------------------------------------------------------------
       510,779.80       1,449,408.25       1,521,587.62     (2,540,644.54)          1,419.54             942,550.67
===================================================================================================================================






                        P&I Advances at Distribution Date
--------------------------------------------------------------------------------

       Beginning            Recovered            Current            Ending
        Balance             Advances            Advances           Balance
--------------------------------------------------------------------------------


     1,152,474.76          1,113,920.26        841,398.90         879,953.40
================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1997-A         REPORT DATE:  October 8, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER            POOL REPORT #
REMITTANCE REPORT                               Page 2 of 6
REPORTING MONTH:                Sep-97


Class B Crossover Test                                                               Test Met?
-----------------------------------------------------------------                    ---------------
(a) Remittance date on or after September 2001                                             N

(b) Average 60 day Delinquency rate <=        5%                                        #DIV/0!

(c) Average 30 day Delinquency rate <=        7%                                        #DIV/0!

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                Sep 2001- Feb 2003            7%                                           N
                March 2003-Feb 2004           8%                                           N
                March 2004 and thereafter     9%                                           N



(e) Current realized loss ratio <=            2.75%                                        Y

(f) Does Class B Percentage equal or
     exceed                                   25.376%
     of stated scheduled pool balance

                Beginning B-1 balance                                17,586,000.00
                Beginning B-2 balance                                 9,255,770.00
                                                                 --------------------

                                                                     26,841,770.00
                Divided by beginning pool
                balance                                             176,665,773.81
                                                                 --------------------
                                                                           15.194%         N
                                                                 ====================




Average 60 day delinquency ratio:

                                   Over 60s            Pool Balance            %
                       ------------------------------------------------------------
Current Mo                      5,548,259.02          175,212,097.65        3.17%
1st Preceding Mo                        0.00            4,343,201.14        0.00%
2nd Preceding Mo                        0.00                    0.00       #DIV/0!
                                                          Divided by          3
                                                                         -------------
                                                                           #DIV/0!
                                                                         =============

Average 30 day delinquency ratio:


                                   Over 30s            Pool Balance            %
                       ------------------------------------------------------------

Current Mo                      8,194,221.90          175,212,097.65        4.68%
1st Preceding Mo                        0.00            7,552,533.52        0.00%
2nd Preceding Mo                        0.00                    0.00       #DIV/0!
                                                          Divided by          3
                                                                         -------------
                                                                           #DIV/0!
                                                                         =============

Cumulative loss ratio:

                        Cumulative losses                 216,075.72
                                             ------------------------
Divided by Initial Certificate Principal              185,107,770.00       0.117%
                                                                        =============



Current realized loss ratio:
                          Liquidation                    Pool
                             Losses                     Balance
                       ---------------------------------------------

Current Mo                         99,493.59          175,212,097.65
1st Preceding Mo                        0.00               14,603.21
2nd Preceding Mo                        0.00                    0.00
                                                                           0.683%
                                                                        =============

OAKWOOD MORTGAGE INVESTORS, INC. 1997-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  October 8, 1997
REMITTANCE REPORT                                POOL REPORT #
REPORTING MONTH:               Sep-97            Page 3 of 6





                                                          Delinquency Analysis

                                          31 to 59 days         60 to 89 days       90 days and Over         Total Delinq.
              No. of    Principal                Principal            Principal            Principal                Principal
              Loans     Balance         #         Balance     #        Balance     #        Balance        #         Balance
              ------------------------------------------------------------------------------------------------------------------
Excluding
   Repos     5,089   172,724,319.92     84    2,625,527.84    37   1,384,996.09    41   1,695,920.24       162    5,706,444.17

   Repos        78     2,487,777.73      1       20,435.04    12     370,404.04    65   2,096,938.65        78    2,487,777.73
         -----------------------------------------------------------------------------------------------------------------------

   Total     5,167   175,212,097.65     85    2,645,962.88    49   1,755,400.13   106   3,792,858.89       240    8,194,221.90
         =======================================================================================================================

                                                                                                          4.6%           4.68%
                                                                                                        ========================


                                                      Repossession Analysis

   Active Repos                         Reversal       Current Month
   Outstanding                        (Redemption)        Repos                  Cumulative Repos
          Principal                    Principal             Principal                 Principal
#         Balance          #            Balance      #       Balance           #       Balance
---------------------------------------------------------------------------------------------------

78      2,487,777.73      -1          (72,663.13)   25       748,857.59       120     3,410,353.89


OAKWOOD MORTGAGE INVESTORS, INC. 1997-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER               REPORT DATE:  October 8, 1997
REMITTANCE REPORT                                  POOL REPORT #
REPORTING MONTH:                 Sep-97
                                                   Page 4 of 6
REPOSSESSION LIQUIDATION REPORT


                               Liquidated                                                     Net
 Account      Customer         Principal     Sales      Insur.     Total    Repossession  Liquidation
 Number         Name            Balance    Proceeds     Refunds   Proceeds    Expenses     Proceeds
--------------------------------------------------------------------------------------------------------
104880-0  Hall, Patricia       43,392.90   29,000.00  2,695.76   31,695.76    3,755.97    27,939.79
104670-5  Eads, Christopher    32,161.06   29,500.00      0.00   29,500.00    2,595.03    26,904.97
105595-3  Mishue, Adam         21,862.48   21,500.00     89.86   21,589.86    3,081.25    18,508.61
110094-0  Royster, Lisa        10,859.66   20,500.00    220.23   20,720.23    2,101.56    18,618.67
103903-1  Ouzts, Jenifer       26,987.73   24,000.00    508.53   24,508.53    4,020.00    20,488.53
108061-3  Killian, Pamela      28,815.70   27,900.00    421.92   28,321.92    1,528.50    26,793.42
104486-6  Reigel, David        28,560.93   25,900.00  2,089.59   27,989.59    3,416.91    24,572.68
106674-5  Tanguma, Marin       20,885.43   21,400.00    179.33   21,579.33    4,359.99    17,219.34
105598-7  Parker, John          8,076.41    2,000.00    121.11    2,121.11        0.00     2,121.11
108512-5  Hendricks, Johnny     5,637.56    1,500.00     92.12    1,592.12        0.00     1,592.12
110073-4  Gardner, Leroy        9,233.15    1,000.00    218.43    1,218.43        0.00     1,218.43
111106-1  Graham, Kenny         8,436.73    3,400.00     98.37    3,498.37      350.00     3,148.37
107770-0  White, Christopher   34,170.88   34,500.00    122.85   34,622.85    3,043.35    31,579.50
109986-0  Iglesias, Jose       37,981.33   35,500.00    953.19   36,453.19    1,065.00    35,388.19
104079-9  Roberts, Sonya       25,588.64   26,800.00  1,780.90   28,580.90    7,130.49    21,450.41
106390-8  Murchison, Peggie    28,440.56   29,400.00  1,478.30   30,878.30    7,107.56    23,770.74
                                                                      0.00                     0.00
                                                                      0.00                     0.00
                                                                      0.00                     0.00
                                                                      0.00                     0.00
                            -------------------------------------------------------------------------

           16                 371,091.15  333,800.00 11,070.49  344,870.49   43,555.61   301,314.88
                            =========================================================================

REPOSSESSION LIQUIDATION REPORT (continued)


                                            FHA          Net        Current
 Account      Customer         Unrecov.  Insurance    Pass Thru   Period Net  Cumulative
 Number         Name           Advances   Coverage    Proceeds    Gain/(Loss) Gain/(Loss)
--------------------------------------------------------------------------------------------
104880-0  Hall, Patricia       2,203.50     0.00       25,736.29  (17,656.61)
104670-5  Eads, Christopher    2,327.43     0.00       24,577.54   (7,583.52)
105595-3  Mishue, Adam         1,526.94     0.00       16,981.67   (4,880.81)
110094-0  Royster, Lisa        1,234.62     0.00       17,384.05    6,524.39
103903-1  Ouzts, Jenifer       2,167.83     0.00       18,320.70   (8,667.03)
108061-3  Killian, Pamela      1,578.20     0.00       25,215.22   (3,600.48)
104486-6  Reigel, David        1,707.10     0.00       22,865.58   (5,695.35)
106674-5  Tanguma, Marin       1,982.40     0.00       15,236.94   (5,648.49)
105598-7  Parker, John         1,546.72     0.00          574.39   (7,502.02)
108512-5  Hendricks, Johnny    2,052.70     0.00         (460.58)  (6,098.14)
110073-4  Gardner, Leroy       1,161.15     0.00           57.28   (9,175.87)
111106-1  Graham, Kenny        1,273.20     0.00        1,875.17   (6,561.56)
107770-0  White, Christopher   2,478.82     0.00       29,100.68   (5,070.20)
109986-0  Iglesias, Jose       2,671.56     0.00       32,716.63   (5,264.70)
104079-9  Roberts, Sonya       1,380.00     0.00       20,070.41   (5,518.23)
106390-8  Murchison, Peggie    2,425.15     0.00       21,345.59   (7,094.97)
                                            0.00            0.00        0.00
                                            0.00            0.00        0.00
                                            0.00            0.00        0.00
                                            0.00            0.00        0.00
                            --------------------------------------------------

                              29,717.32     0.00      271,597.56  (99,493.59) (216,075.72)
                            ===============================================================


As a percentage of the aggregate cut-off date principal balance                   0%
                                                                           ================

OAKWOOD MORTGAGE INVESTORS, INC. 1997-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER               REPORT DATE:  October 8, 1997
REMITTANCE REPORT                                  POOL REPORT #
REPORTING MONTH:                 Sep-97
                                                   Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL


                              Original       Beginning    Beginning     Current       Current    Ending                  Ending
         Cert.               Certificate    Certificate   Carryover    Principal     Principal  Carryover  Writedown   Certificate
         Class                Balances       Balances     Principal       Due           Paid    Principal   Amounts     Balances
------------------------------------------------------------------------------------------------------------------------------------

A-1                        36,152,000.00   27,710,003.81     0.00   1,453,676.16  1,453,676.16    0.00        0.00    26,256,327.65
A-1 Outstanding Writedown                           0.00                    0.00                              0.00             0.00

A-2                        32,798,000.00   32,798,000.00     0.00           0.00          0.00    0.00        0.00    32,798,000.00
A-2 Outstanding Writedown                           0.00                    0.00                              0.00             0.00

A-3                        23,683,000.00   23,683,000.00     0.00           0.00          0.00    0.00        0.00    23,683,000.00
A-3 Outstanding Writedown                           0.00                    0.00                              0.00             0.00

A-4                        11,771,000.00   11,771,000.00     0.00           0.00          0.00    0.00        0.00    11,771,000.00
A-4 Outstanding Writedown                           0.00                    0.00                              0.00             0.00

A-5                        37,665,000.00   37,665,000.00     0.00           0.00          0.00    0.00        0.00    37,665,000.00
A-5 Outstanding Writedown                           0.00                    0.00                              0.00             0.00

A-6                        16,197,000.00   16,197,000.00     0.00           0.00          0.00    0.00        0.00    16,197,000.00
A-6 Outstanding Writedown                           0.00                    0.00                              0.00             0.00

B-1                        17,586,000.00   17,586,000.00     0.00           0.00          0.00    0.00        0.00    17,586,000.00
B-1 Outstanding Writedown                           0.00                    0.00                              0.00             0.00

B-2                         9,255,770.00    9,255,770.00     0.00           0.00          0.00    0.00        0.00     9,255,770.00
B-2 Outstanding Writedown                           0.00                    0.00                              0.00             0.00


                          ----------------------------------------------------------------------------------------------------------

                          185,107,770.00  176,665,773.81     0.00   1,453,676.16  1,453,676.16    0.00        0.00   175,212,097.65
                          ==========================================================================================================

CERTIFICATE PRINCIPAL ANALYSIS (continued)


                                                   Principal Paid
         Cert.                           Pool        Per $1,000
         Class                          Factor      Denomination
------------------------------------------------------------------


A-1                                     72.62759%        40.21
A-1 Outstanding Writedown                    0.00         0.00

A-2                                    100.00000%         0.00
A-2 Outstanding Writedown                    0.00         0.00

A-3                                    100.00000%         0.00
A-3 Outstanding Writedown                    0.00         0.00

A-4                                    100.00000%         0.00
A-4 Outstanding Writedown                    0.00         0.00

A-5                                    100.00000%         0.00
A-5 Outstanding Writedown                    0.00         0.00

A-6                                    100.00000%         0.00
A-6 Outstanding Writedown                    0.00         0.00

B-1                                    100.00000%         0.00
B-1 Outstanding Writedown                    0.00         0.00

B-2                                    100.00000%         0.00
B-2 Outstanding Writedown                    0.00         0.00

OAKWOOD MORTGAGE INVESTORS, INC. 1997-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER               REPORT DATE:  October 8, 1997
REMITTANCE REPORT                                  POOL REPORT #
REPORTING MONTH:                 Sep-97
                                                   Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

<CAPTION

                                                                                                                       Interest Paid
       Certificate                           Remittance     Beginning     Current      Total      Interest    Ending    Per $1,000
          Class                                 Rate         Balance      Accrual      Paid      Shortfall    Balance  Denomination
                                           -----------------------------------------------------------------------------------------

A-1                                            5.73625%       0.00     132,459.59   132,459.59      0.00        0.00        4.78
A-1  Carryover Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00
A-1  Writedown Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00

A-2                                            6.40000%       0.00     174,922.67   174,922.67      0.00        0.00        5.33
A-2  Carryover Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00
A-2  Writedown Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00

A-3                                            6.65000%       0.00     131,243.29   131,243.29      0.00        0.00        5.54
A-3  Carryover Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00
A-3  Writedown Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00

A-4                                            6.85000%       0.00      67,192.79    67,192.79      0.00        0.00        5.71
A-4  Carryover Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00
A-4  Writedown Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00

A-5                                            7.12500%       0.00     223,635.94   223,635.94      0.00        0.00        5.94
A-5  Carryover Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00
A-5  Writedown Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00

A-6                                            7.45000%       0.00     100,556.38   100,556.38      0.00        0.00        6.21
A-6  Carryover Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00
A-6  Writedown Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00

B-1                                            7.45000%       0.00     109,179.75   109,179.75      0.00        0.00        6.21
B-1  Carryover Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00
B-1  Writedown Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00

B-2                                            8.02500%       0.00      61,897.96    61,897.96      0.00        0.00        6.69
B-2  Carryover Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00
B-2  Writedown Interest                        0.00           0.00           0.00         0.00      0.00        0.00        0.00

Limited Guarantee                                             0.00           0.00         0.00      0.00        0.00

X                                                       116,582.12     405,691.97   306,198.38 99,493.59  216,075.71

R                                                             0.00           0.00         0.00      0.00        0.00

Service Fee                                                   0.00     147,221.48   147,221.48      0.00        0.00
                                                                   --------------------------------------

                                                        116,582.12   1,554,001.82 1,454,508.23 99,493.59  216,075.71
Disbursed as follows:
----------------------------------
X Proceeds to Class A-6 Liquidity Account                                                 0.00
X Proceeds to Class B-1 Liquidity Account                                                 0.00
Service Fee to Class B-1 Liquidity Account                                                0.00
                                                                                  -------------
                                                                                  1,454,508.23
                                                                                  =============


CERTIFICATE INTEREST ANALYSIS (continued)


         Cert.                TOTAL
         Class             DISTRIBUTION
--------------------------------------------


          A-1              1,586,135.75



          A-2                174,922.67



          A-3                131,243.29



          A-4                 67,192.79



          A-5                223,635.94



          A-6                100,556.38



          B-1                109,179.75



          B-2                 61,897.96



Limited Guarantee                  0.00

           X                 306,198.38

           R                       0.00

                             147,221.48
                          -------------

                           2,908,184.39
                          =============